Exhibit 99.1

NEWS RELEASE
RLI Corp.	9025 N. Lindbergh Drive | Peoria, IL 61615-1431
P: 309-692-1000 | F: 309-692-1068 | www.rlicorp.com

FOR IMMEDIATE RELEASE

CONTACT: John Robison

(309) 693-5846
John_Robison@rlicorp.com
www.rlicorp.com

RLI reports record year

PEORIA, ILLINOIS, January 22, 2008 — RLI Corp. (NYSE: RLI) — RLI Corp. reported 2007 net earnings of $175.9 million ($7.30 per share), compared to $134.6 million ($5.27 per share) reported in 2006.

Earnings Per Share	2007	2006
Net earnings	$7.30	$5.27
Operating earnings	$6.52	$4.35

Highlights for the year included:

•                  Operating earnings of $157.0 million ($6.52 per share).

•                  Combined ratio of 71.4.

•                  Growth in book value per share of 12.1%, to $34.95 per share.

•                  Net operating cash flow of $127.0 million.

•                  Investment income growth of 10.6%.

•                  $89.5 million pretax favorable development in prior years’ loss reserves, net of bonus and profit sharing-related expenses.

•                  Return to shareholders of $153.5 million, through dividends and stock repurchases.

“We are very pleased with our 2007 results,” said RLI Corp. President & CEO Jonathan E. Michael. “Setting records in underwriting income, operating earnings, net earnings and book value per share is a testament to all of our talented associates, from front-line underwriters to home office support staff. Each of these individuals is a shareholder in our company. Their interests are aligned with all shareholders and the results they created speak for themselves.”

Fourth quarter results

Net earnings for the fourth quarter were $32.0 million ($1.38 per share). Highlights for the fourth quarter included:

•                  Operating earnings of $28.3 million ($1.22 per share).

•                  Combined ratio of 81.7.

•                  Net operating cash flow of $15.8 million.

•                  Investment income growth of 8.8%.

•                  $7.7 million pretax favorable development in prior years’ loss reserves, net of bonus and profit sharing-related expenses.

•                  Return to shareholders of $73.7 million, through dividends and stock repurchases.

Underwriting income for 12th straight year

RLI achieved $155.8 million of underwriting income in 2007 on a 71.4 combined ratio, compared to $84.1 million of underwriting income on an 84.1 combined ratio in 2006. For the quarter, RLI recorded underwriting income of $24.7 million on an 81.7 combined ratio versus an underwriting income of $39.9 million on a 71.3 combined ratio in the fourth quarter of 2006.

“Our 71.4 combined ratio marks the 12th consecutive year of underwriting income,” said Michael. The following table highlights annual underwriting income and combined ratios by segment:

Underwriting Income (in millions)	2007	2006	Combined Ratio	2007	2006
Casualty	$101.9	$68.4	Casualty	70.3	80.4
Property	30.6	5.0	Property	77.9	95.9
Surety	23.3	10.7	Surety	62.8	82.1
Total	$155.8	$84.1	Total	71.4	84.1

Other income

For the year, investment income grew 10.6% to $78.9 million. Investment income for the quarter reached $20.4 million, an 8.8% increase over the fourth quarter of last year.

The investment portfolio’s total return for 2007 was 6.0%. The bond portfolio gained 6.4% and the equity portfolio’s return was 4.8%. For the quarter, the portfolio’s total return was 1.2% based on a bond portfolio return of 2.2% and an equity portfolio loss of 2.7%.

Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, were $166.4 million for the year ($6.91 per share) compared to $157.0 million ($6.14 per share) in 2006. Quarterly comprehensive earnings were $27.0 million ($1.16 per share) versus $64.6 million ($2.59 per share) last year.

During the quarter, equity in earnings of unconsolidated investees was a loss of $0.5 million, all related to Maui Jim, Inc. (Maui Jim). The fourth quarter of 2006 reflected $2.9 million in income, which included $0.5 million related to Maui Jim and $2.4 million from Taylor Bean & Whitaker Mortgage Corp. (TBW). In the fourth quarter of 2006, RLI sold its equity interest in TBW. For 2007, equity in earnings of unconsolidated investees was $7.3 million, all related to Maui Jim. In 2006, the company reported $15.1 million of earnings from these entities, of which $8.8 million was related to Maui Jim and $6.3 million from TBW.

Shareholders benefit from capital management

For the year, RLI repurchased 2,297,694 shares at an average cost of $58.00 per share ($133.3 million). During the fourth quarter, the company purchased 1,177,100 shares at an average cost of $58.27 per share ($68.6 million). As of December 31, 2007, the company has $85.7 million of remaining capacity from the $200 million repurchase program approved in 2007.

The company paid a fourth quarter cash dividend of $0.23 per share on January 15, 2008, which reflected a $0.01 increase over the prior quarter. 2007 marked the 32nd consecutive year that RLI has increased dividends. Dividends for the year increased 16.0% to $0.87 per share. In 2007, RLI declared $20.2 million in dividends to shareholders. Over the last five years, the company’s quarterly dividend has grown by an average of 20.6%, and by an average of 14.4% over the last 10 years.

At 10 a.m. CST tomorrow, January 23, 2008, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at RLI’s website, www.rlicorp.com.

                Underwriting income, operating earnings, earnings per share (EPS) from operations and other per share items are non-GAAP financial measures, and we believe that investors’ understanding of RLI’s core operating performance is enhanced by our disclosure of these financial measures. Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting losses and settlement expenses, policy acquisition costs, and insurance operating expenses from net premium earned. Operating earnings and EPS from operations consist of our net earnings reduced by net realized investment gains and taxes related to net realized gains. Our definitions of these items may not be comparable to the definitions used by other companies. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. All earnings per share data are calculated using fully diluted shares. Combined ratio refers to a GAAP combined ratio.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company’s filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2006.

RLI, a specialty insurance company, offers a diversified portfolio of property and casualty coverages and surety bonds serving “niche” or underserved markets. RLI operates in all 50 states from office locations across the country. The company’s talented associates have delivered underwriting profits in 27 of the last 31 years, including the last 12. RLI’s insurance subsidiaries — RLI Insurance Company, Mt. Hawley Insurance Company and RLI Indemnity Company — are rated A+ “Superior” by A.M. Best Company and A+ “Strong” by Standard & Poor’s.

For additional information, contact Treasurer John Robison at (309) 693-5846 or at john_robison@rlicorp.com or visit our website at www.rlicorp.com.

Supplemental disclosure regarding the earnings impact of specific items:

	Operating Earnings Per Share
	2006		2007
	4th Qtr	12 mos.	4th Qtr	12 mos.
Operating Earnings Per Share	$1.22	$6.52	$1.65	$4.35

Specific items included in operating earnings per share: (1) (2)
• Gain from favorable casualty prior years’ reserve development	$0.13	$2.10	$0.59	$0.90
• Gain from favorable property prior years’ reserve development	$0.03	$0.02	—	—
• Gain from favorable surety prior years’ reserve development	$0.04	$0.27	$0.06	$0.06
• Gain from favorable reserve development on 2004 and 2005 hurricanes	$0.01	$0.02	$0.03	$0.12
• (Loss) on property construction coverage	—	—	$(0.12)	$(0.31)
• Gain from change in tax rate applicable to the dividend from Maui Jim (3)	—	—	$0.06	$0.06

(1) Includes bonus and profit sharing-related impacts which affected other insurance and general corporate expenses.

(2) Developments reflect revisions for previously estimated losses.

(3) As required under Statement of Financial Accounting Standards 109, “Accounting for Income Taxes,” the gain reflects the tax benefit of applying the lower tax rate applicable to affiliated dividends (7%) as compared to the corporate capital gains tax rate (35%) on which previous tax estimates were based.

RLI CORP.

2007 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended December 31			Twelve Months Ended December 31,
	2007	2006	% Change	2007	2006	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$134,902	$138,839	-2.8%	$544,478	$530,338	2.7%
Net investment income	20,401	18,745	8.8%	78,901	71,325	10.6%
Net realized investment gains	5,552	22,292	-75.1%	28,966	31,045	-6.7%
Consolidated revenue	160,855	179,876	-10.6%	652,345	632,708	3.1%

Loss and settlement expenses	59,259	45,228	31.0%	190,868	256,889	-25.7%
Policy acquisition costs	40,334	39,650	1.7%	155,610	145,776	6.7%
Other insurance expenses	10,609	14,107	-24.8%	42,235	43,617	-3.2%
Interest expense on debt	2,029	1,527	32.9%	6,997	6,581	6.3%
General corporate expenses	2,033	2,662	-23.6%	9,474	8,069	17.4%
Total expenses	114,264	103,174	10.7%	405,184	460,932	-12.1%

Equity in earnings (loss) of unconsolidated investees	(455)	2,860	-115.9%	7,315	15,117	-51.6%

Earnings before income taxes	46,136	79,562	-42.0%	254,476	186,893	36.2%
Income tax expense (1)	14,178	23,879	-40.6%	78,609	52,254	50.4%
Net Earnings	$31,958	$55,683	-42.6%	$175,867	$134,639	30.6%
Other comprehensive earnings (loss), net of tax	(4,953)	8,923	-155.5%	(9,444)	22,360	-142.2%
Comprehensive earnings	$27,005	$64,606	-58.2%	$166,423	$156,999	6.0%

Operating Earnings:(2)
Net Earnings	$31,958	$55,683	-42.6%	$175,867	$134,639	30.6%
Less: Realized investment gains, net of tax	3,609	14,490	-75.1%	18,828	20,179	-6.7%
Tax benefit on IRS examination	—	—	—	—	3,172	—
Operating earnings	$28,349	$41,193	-31.2%	$157,039	$111,288	41.1%

Return on Equity:
Net earnings (trailing four quarters)				22.5%	19.1%
Comprehensive earnings (trailing four quarters)				21.3%	22.2%

Per Share Data

Diluted:
Weighted average shares outstanding (in 000’s)	23,182	24,941		24,085	25,571

EPS from operations (2)	$1.22	$1.65	-26.1%	$6.52	$4.35	49.9%
Realized gains, net of tax	0.16	0.58	-72.4%	0.78	0.79	-1.3%
Tax benefit on IRS examination	—	—	—	—	0.13	—
Net earnings per share	$1.38	$2.23	-38.1%	$7.30	$5.27	38.5%
Comprehensive earnings per share	$1.16	$2.59	-55.2%	$6.91	$6.14	12.5%

Cash dividends per share	$0.23	$0.20	15.0%	$0.87	$0.75	16.0%

Net Cash Flow from Operations	$15,795	$29,010	-45.6%	$127,023	$171,775	-26.1%

(1)   During the fourth quarter of 2006, we recorded a $1.7 million tax benefit on dividends from Maui Jim. Additionally, in the second quarter of 2006, the Internal Revenue Service (IRS) concluded an examination of the company’s tax years 2000 through 2004. As a result of the conclusion of this exam, our year-to-date income tax expense includes a positive impact of $3.2 million, resulting from the change in estimate for a tax exposure item relating to the sale of assets. This impact is excluded from operating earnings and EPS from operations.

(2)   See discussion of use of non-GAAP financial measures on page 2.

RLI CORP.

2007 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	December 31,	December 31,
	2007	2006	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income and short-term investments	$1,446,097	$1,460,046	-1.0%
(amortized cost - $1,437,463 at 12/31/07)
(amortized cost - $1,465,660 at 12/31/06)
Equity securities	359,513	368,195	-2.4%
(cost - $216,465 at 12/31/07)
(cost - $201,443 at 12/31/06)
Preferred stock	34,167	—	—
(cost - $39,133 at 12/31/07)
Total investments	1,839,777	1,828,241	0.6%

Premiums and reinsurance balances receivable	105,937	126,021	-15.9%
Ceded unearned premiums	71,021	97,596	-27.2%
Reinsurance recoverable on unpaid losses	417,250	525,671	-20.6%
Deferred acquisition costs	78,882	73,817	6.9%
Property and equipment	20,050	20,590	-2.6%
Investment in unconsolidated investees	38,162	36,667	4.1%
Goodwill	26,214	26,214	—
Other assets	29,230	36,479	-19.9%
Total assets	$2,626,523	$2,771,296	-5.2%

Unpaid losses and settlement expenses	1,192,178	1,318,777	-9.6%
Unearned premiums	355,522	387,811	-8.3%
Reinsurance balances payable	53,058	69,382	-23.5%
Short-term debt	27,975	—	—
Long-term debt - bonds payable	100,000	100,000	—
Income taxes - deferred	25,042	27,069	-7.5%
Other liabilities	98,326	111,737	-12.0%
Total liabilities	1,852,101	2,014,776	-8.1%
Shareholders’ equity	774,422	756,520	2.4%
Total liabilities & shareholders’ equity	$2,626,523	$2,771,296	-5.2%

OTHER DATA
Common shares outstanding (in 000’s)	22,155	24,273

Book Value per share	$34.95	$31.17	12.1%
Closing stock price per share	$56.79	$56.42	0.7%

Statutory Surplus	$752,004	$746,905	0.7%

RLI CORP.

2007 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended December 31	Casualty	GAAP Ratios	Property	GAAP Ratios	Surety	GAAP Ratios	Total	GAAP Ratios
2007

Gross premiums written	$109,705		$42,082		$15,822		$167,609
Net premiums written	80,189		26,754		14,613		121,556
Net premiums earned	83,351		35,259		16,292		134,902
Net loss & settlement expenses	47,854	57.4%	10,382	29.4%	1,023	6.3%	59,259	43.9%
Net operating expenses	25,074	30.1%	15,206	43.1%	10,663	65.4%	50,943	37.8%
Underwriting income	$10,423	87.5%	$9,671	72.5%	$4,606	71.7%	$24,700	81.7%

2006
Gross premiums written	$128,183		$40,413		$14,560		$183,156
Net premiums written	86,841		21,202		13,533		121,576
Net premiums earned	88,479		34,998		15,362		138,839
Net loss & settlement expenses	26,347	29.8%	18,536	53.0%	345	2.2%	45,228	32.6%
Net operating expenses	27,971	31.6%	14,972	42.8%	10,814	70.4%	53,757	38.7%
Underwriting income	$34,161	61.4%	$1,490	95.8%	$4,203	72.6%	$39,854	71.3%

Twelve Months Ended December 31,	Casualty	GAAP Ratios	Property	GAAP Ratios	Surety	GAAP Ratios	Total	GAAP Ratios
2007

Gross premiums written	$462,591		$206,041		$70,702		$739,334
Net premiums written	335,401		137,419		65,943		538,763
Net premiums earned	343,402		138,367		62,709		544,478
Net loss & settlement expenses	135,955	39.6%	55,704	40.3%	(791)	-1.3%	190,868	35.1%
Net operating expenses	105,584	30.7%	52,094	37.6%	40,167	64.1%	197,845	36.3%
Underwriting income	$101,863	70.3%	$30,569	77.9%	$23,333	62.8%	$155,765	71.4%

2006
Gross premiums written	$506,887		$225,610		$66,516		$799,013
Net premiums written	349,834		139,061		62,641		551,536
Net premiums earned	348,217		122,581		59,540		530,338
Net loss & settlement expenses	177,926	51.1%	68,668	56.0%	10,295	17.3%	256,889	48.4%
Net operating expenses	101,898	29.3%	48,925	39.9%	38,570	64.8%	189,393	35.7%
Underwriting income	$68,393	80.4%	$4,988	95.9%	$10,675	82.1%	$84,056	84.1%